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Microfilm Number_____  Filed with the Department of State on FEB 01 1993_______

Entity Number o______                       /s/ graphic
                           ____________________________________________________
                                    Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION-FOR PROFIT
                                       of
                           York LTC Management, Inc.
                        _______________________________
                              Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

xx Business-stock (15Pa.C.S.ss.1306)            ___Management (15Pa.C.S.ss.2702)

___Business-nonstock (15Pa.C.S.ss.2102)       ___Professional (15Pa.C.S.ss.2903)

___Business-statutory close (15Pa.C.S.ss.2303)  ___Insurance (15Pa.C.S.ss.3101)

                   ___________ Cooperative (15pa.C.S.ss.7102)

              DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

   In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned desiring to incorporate a corporation for profit hereby state(s) that:

1.   The name of the corporation is York LTC Management, Inc.

_______________________________________________________________________________

2. The (a) address of the corporations's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a) ______________________________________________________________________
          Number and Street        City       State      Zip       County

          C T Corporation System                                   Philadelphia
     (b)  c/o: ________________________________________________________________
          Name of Commercial Registered Office Provider            County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 ($1 Par ) (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including street and number, if any, of each incorporator is:

     Name                    Address

     Mary L. Nippell         Mesirov, Gelman, et als
     _____________________   ________________________________________________
                             1735 Market Street, 38th Floor
                             Philadelphia, PA 19103
     _____________________   ________________________________________________

6.   The specified effective date, if any, is ________________________________
                                             month   day   year  hour, if any


   M. U. BURR KEIM COMPANY
             o
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DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporations only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securites Act of 1933 (15 U.S.C. ss. 77a et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: ______________________________________

10. In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders the right of cumulative voting in the election of Directors.

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of incorporation this 28th day of January, 1993.

         /s/ graphic
________________________________        ______________________________________
          (Signature)                                 (Signature)

Mary L. Nippell





    M. BURR KEIM COMPANY                             93 FEB - 1 PM 2:25
(2I5) 563-8113 (800) 533-8113                         PA DEPT. OF STATE